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                                                                       EXHIBIT 5

                                                           Davis Polk & Wardwell
                                                            450 Lexington Avenue
                                                              New York, NY 10017
                                                                January 19, 1998



Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as counsel for Trans World Airlines, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 1,725,000 shares of the Company's 9 1/4% Cumulative Convertible Exchangeable Preferred Stock, $.01 par value per share (the "Preferred Stock") along with 86,250,000 aggregate principal amount of the Company's 9 1/4% Convertible Subordinated Debentures due 2007 (the "Debentures") issuable upon exchange of the Preferred Stock and up to 10,917,525 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), issuable upon conversion of the Preferred Stock or the Debentures, subject to adjustment under certain circumstances (the Preferred Stock, the Debentures and the Common Stock are collectively referred to herein as the "Securities").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Securities as we have deemed necessary and advisable.
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     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate public officials.

     We express no opinion as to matters under or involving laws of any jurisdiction other than the State of Delaware and its political subdivisions.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

          i. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

          ii. the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

          iii. the issuance and sale of the Preferred Stock have been duly and validly authorized;

          iv. the Common Stock issuable upon conversion of the Preferred Stock or the Debentures, have been duly and validly authorized;

          v. the Debentures issuable upon exchange of the Preferred Stock when executed, authenticated and delivered will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and equitable principles; and

          vi. the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock or the Debentures when issued will be fully paid, non-assessable and free of preemptive rights.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,

                                     /s/  Davis Polk & Wardwell

                                     Davis Polk & Wardwell



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